As filed with the Securities and Exchange Commission on October 3, 2003
                          Registration No. 333-[_____]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _________________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________
                                  BUNGE LIMITED
             (Exact name of registrant as specified in its charter)

                    Bermuda                          Inapplicable
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)

                                 50 Main Street
                             White Plains, NY 10606
          (Address of principal executive offices, including zip code)
                          _____________________________
                       BUNGE LIMITED EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                   Carla Heiss
                            Assistant General Counsel
                                  Bunge Limited
                                 50 Main Street
                             White Plains, NY 10606
                                 (914) 684-2800
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
          Title of Securities             Amount to be     Proposed Maximum      Proposed Maximum       Amount of
           to be Registered              Registered(1)      Offering Price          Aggregate         Registration
                                                            Per Share (2)       Offering Price (2)         Fee
-------------------------------------------------------------------------------------------------------------------
Common Shares, par value $0.01 per         5,018,226           $27.50             $138,001,215        $11,164.30
share
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Bunge Limited (the "Registrant") common shares, par value $0.01 (the "Common Shares"), which become issuable under the Bunge Limited Equity Incentive Plan (the "Plan") being registered pursuant to this Registration Statement by reason of any reorganizations, mergers, amalgamations, recapitalizations, restructurings, stock dividends, bonus issue, stock splits, subdivisions, reverse stock splits and reclassifications or other similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) In accordance with Rules 457(c) and 457(h) under the Securities Act, the Registration Fee, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange ("NYSE") on September 26, 2003.

                                     Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

















_________________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.


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

                                     Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents that the Registrant has filed with or furnished to the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 20-F filed with the Commission on March 31, 2003;

          (b) The Registrant's Reports on Form 6-K filed with the Commission on May 2, 2003, May 14, 2003, May 15, 2003, May 30, 2003, June 18,
               2003, July 3, 2003, July 15, 2003, August 1, 2003 and August 13,
               2003; and

          (c) The description of the Registrant's Common Shares set forth under the caption "Description of Share Capital" in the Registrant's Registration Statement on Form F-1/A (Registration No. 333-81322), filed with the Commission on February 26, 2002.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

          Not applicable.


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

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

          Sections 29 and 30 of the bye-laws of the Registrant provide, in part, that the Registrant shall indemnify its directors, secretary and other officers from and against all actions, costs, charges, losses, damages and expenses which they may incur in the performance of their duties as director, secretary or officer, provided that such indemnification does not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons. Section 98 of the Companies Act 1981, as amended, of Bermuda permits a company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when he is relieved from liability by the court under Section 281 of the Companies Act 1981.

          The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, secretary or other officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such directors, secretary and other officers pursuant to the above indemnification provision or otherwise as a matter of law.

          The forms of Underwriting Agreement filed as Exhibit 1.1 to the Form F-1/A, filed with the Commission on July 20, 2001, and as Exhibit 1.1 to the Form F-1/A, filed with the Commission on March 8, 2002, provide for indemnification of the Registrant's directors and officers by the underwriters listed therein against certain liabilities.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

          (a)      The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York on October 3, 2003.


                                       BUNGE LIMITED



                                       By:  /s/ Alberto Weisser
                                            ------------------------
                                            Name:   Alberto Weisser
                                            Title:  Chief Executive Officer and
                                                        Chairman of the Board of
                                                        Directors

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Alberto Weisser, William M. Wells and T.K. Chopra, as his true and lawful attorney-in-fact and agent jointly and severally, each with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, and to file the Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to the Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed on the 3rd of October, 2003 by the following persons in the capacities indicated.



Name and Signature                            Capacity
------------------                            --------

 /s/ Alberto Weisser                          Chief Executive Officer and
---------------------                         Chairman of the Board of Directors
Alberto Weisser


 /s/ William M. Wells
---------------------                         Chief Financial Officer and
William M. Wells                              Authorized Representative in the
                                                United States


 /s/ T.K. Chopra
----------------------                        Controller and Principal
T.K. Chopra                                   Accounting Officer



 /s/ Jorge Born, Jr.
----------------------                        Deputy Chairman and Director
Jorge Born, Jr.


 /s/ Ernest G. Bachrach
----------------------                        Director
Ernest G. Bachrach


 /s/ Enrique H. Boilini
-----------------------                       Director
Enrique H. Boilini

 /s/ Michael H. Bulkin
----------------------                         Director
Michael H. Bulkin


 /s/ Octavio Caraballo
----------------------                         Director
Octavio Caraballo


 /s/ Francis Coppinger
-----------------------                        Director
Francis Coppinger

/s/ Bernard de La Tour d'Auvergne Lauraguais
--------------------------------------------   Director
Bernard de La Tour d'Auvergne Lauraguais


 /s/ William Engels
-----------------------                        Director
William Engels


 /s/ Carlos Braun Saint
-----------------------                        Director
Carlos Braun Saint


 /s/ Paul H. Hatfield
-----------------------                        Director
Paul H. Hatfield

                                  EXHIBIT INDEX

Exhibit
Number              Description                                         Page
------              -----------                                         ----

4.1 Memorandum of Association of the Registrant (previously filed as an exhibit to the Registration Statement on Form F-1 (Registration No. 333-65026) filed by the Registrant with the Commission under the Securities Act, on July 31, 2001 and incorporated herein by reference).


4.2 Registrant's bye-laws, as amended and restated May 31, 2002 (previously filed as an exhibit to the Registration Statement on Form 20-F (Registration No. 001-16625) filed by the Registrant with the Commission under the Exchange Act, on March 31, 2003 and incorporated herein by reference).


*4.3 Bunge Limited Equity Incentive Plan (as Amended and Restated on March 13, 2003).


*5.1 Opinion of Conyers Dill & Pearman as to the legality of the original issuance shares being registered.


*23.1 Consent of Deloitte & Touche LLP, independent auditors of the Registrant.


*23.2               Consent of Conyers Dill & Pearman (included in
                    Exhibit 5.1).


*24                 Powers of Attorney (included on signature pages).









--------

*        Filed herewith


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